EXHIBIT NO. 4.10:  STOCK PURCHASE AGREEMENT WITH MILLENNIUM CAPITAL PARTNERS,
LLC.

                         COMMON STOCK PURCHASE AGREEMENT


         THIS COMMON STOCK PURCHASE AGREEMENT (the "Agreement") made as of , 2001, by and between Cryocon, Inc. ("Issuer") and New Millennium Capital Group, L.L.C. (the "Buyer").

1.       SALE AND PURCHASE OF COMMON STOCK.

         1.1 Option to Buy. Subject to the terms and conditions of this Agreement, Issuer hereby irrevocably grants Buyer an option ("Option") to purchase the number of freely tradeable, registered and unrestricted shares of common stock ("Shares") of the Issuer set forth on Exhibit 1.1 annexed hereto. The Option may be exercised once or any number of times up to the full number of Shares at any time during the Option Period as set forth on Exhibit 1.1 annexed hereto. Shares may be purchased in accordance with the Exercise Formula provided in Section 1.2

         1.2 Purchase Price. Upon Issuer's receipt of an Exercise Notice (in the form of Exhibit 1.2.1 annexed hereto), Issuer will sell and Buyer will purchase the number of Shares in the Exercise Notice. The Purchase Price for the Shares shall be calculated in accordance with the Exercise Formula set forth on Exhibit 1.1.

         Contemporaneously with Issuer's execution of this Agreement, Issuer will deposit in escrow with the Escrow Agent the Shares to be held in Escrow pursuant to the terms and conditions of the Escrow Agreement, a copy of which is annexed hereto as Exhibit 1.2.2. The certificates for the Shares will be delivered to the Escrow Agent. Each certificate will be accompanied by a stock power duly endorsed in blank and medallion guaranteed or accompanied by duly executed instruments of transfer along with corporate resolutions of the Issuer satisfactory to the transfer agent of the Issuer, authorizing the signatory of the stock power to sign such stock power on behalf of the Issuer. Written evidence of the transfer agent's satisfaction likewise will be contemporaneously deposited in escrow in accordance with this Agreement and the Escrow Agreement ("TA's Written Satisfaction").

         The Escrow Agent will retain possession of the Shares during the Option Period pending receipt of a copy of the Exercise Notice and the Purchase Price paid by wire transfer. Upon receipt of the Exercise Notice and the Purchase Price by wire transfer, Escrow Agent will deliver to Buyer the number of Shares specified in the Exercise Notice and will wire transfer the net Purchase Price to Issuer within 24 hours thereafter. At such time, no further actions or contributions shall be necessary to consummate Buyer's purchase of Shares. Escrow Agent's wire transfer instructions are annexed hereto as Exhibit 1.2.3 and Issuer's wire transfer instructions are annexed hereto as Exhibit 1.2.4.


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

         Upon the earlier of the expiration of the Option Period or Buyer's purchase of all of the Shares, the Escrow Agent will deliver to Issuer all remaining unexercised, if any, Shares and this Agreement and Escrow Agent shall terminate without any further obligation or liability to any party hereto or the Escrow Agent.

2.       REPRESENTATIONS AND WARRANTIES OF ISSUER.

         2.1  Issuer represents and warrants to Buyer as follows:

             2.1.1 Reporting Company. Issuer is subject to the reporting requirements of the Securities Exchange Act of 1934 (the "`34 Act"). The Shares are registered under the Securities Act of 1933, as amended (the "33 Act"), are freely tradeable without any restrictions and upon Buyer's purchase of any or all of the Shares, the Shares are freely tradeable without restriction or condition.

             2.1.2 Authorized Shares. The Shares constitute a part of the authorized common stock of Issuer and will upon purchase by Buyer be part of the issued and outstanding common stock of the Issuer. The Issuer, pursuant to a resolution of its board of directors, a certified copy of which is annexed hereto as Exhibit 2.1.2 has authorized Issuer's consummation of this Agreement and all other documents and agreements contemplated hereby.

             2.1.3 Ownership. Upon Buyer's purchase of any or all of the Shares, Buyer will own the Shares free and clear of any liens, claims or encumbrances of any kind or nature. The Shares will be fully paid for and non-assessable.

             2.1.4. Issue Authority. Issuer has the authority to enter into this Agreement and consummate the transactions contemplated hereby in accordance with all applicable federal, state and local laws, rules and regulations including the 33 Act and 34 Act.

3.       REPRESENTATIONS AND WARRANTIES OF BUYER.

         3.1  Buyer hereby represents and warrants to Issuer as follows:

             3.1.1 Authority of Buyer. The Buyer, if a corporation, partnership, trust, or any other entity than a natural person, represents that its consummation of this Agreement does not contravene its charter or other organizational documents or the laws of the country, state or province of its incorporation, formation or organization or of any other relevant jurisdiction. The Buyer also represents that it has the necessary authorizations to that effect.

             3.1.2 Investment Experience. The Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Shares, which are substantial and has in fact evaluated such merits and risks in making its decision to invest in the Shares. The Buyer, by virtue of its business and financial expertise, has the capacity to protect its own interest in connection with this transaction, or has consulted with tax, financial, legal or business advisors as to the appropriateness of the investment.

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

             3.1.3    Accredited Investor.  Buyer is an accredited investor.
                      -------------------

             3.1.4 Authority of Signatory. The Buyer has full power and authority to execute and deliver this Agreement and each other document included herein as an exhibit to this Agreement for which signature is required, and the person executing this Agreement on behalf of the individual, partnership, trust, estate, corporation or other entity executing this Agreement is a duly authorized signatory.

             3.1.5 Private Transaction. At no time was the Buyer presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement or any other form of general advertising.

4.       APPLICABLE LAW AND JURISDICTION.

         4.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflicts of law principles.

         4.2 In the event of any dispute, controversy, claim or difference that should arise between the parties out of or relating to or in connection with this Agreement or the breach thereof, the parties shall endeavor to settle such conflicts amicably among themselves. Should they fail to do so, the matter in dispute shall be settled by arbitration in Sarasota, Florida, in accordance with the rules of the American Arbitration Association. Any award or judgment of the arbitrators shall be final and binding on the parties and shall be enforceable in any court of competent jurisdiction. All reasonable attorneys' fees incurred by the prevailing party in the resolution of any dispute, controversy, claim or difference hereunder shall be borne by the losing party.

         4.3 This Agreement may be executed in several counterparts (including by means of telecopied signature pages), each of which shall be deemed an original but all of which shall constitute one and the same instrument.

5.       NOTICES.

         All communications between the parties under the Agreement shall be sent, if to the Seller, to:


         330 S. Pineapple Avenue, Suite 201
         Sarasota, FL 34236
         Attn:  Mark E. Gray
         Phone: (941) 366-5160
         Fax:   (941) 953-2965

         with a copy to:    Icard, Merrill, Cullis, Timm, Furen & Ginsburg, P.A.
         (which shall not   2033 Main Street, Suite 600
         constitute notice) Sarasota, FL  34237
                            Attn:  Bruce P. Chapnick, Esq.
                            Phone: (941) 366-8100
                            Fax:   (941) 366-6384

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

and to the address indicated on the signature page hereto, if to Issuer. No change of address shall be valid unless it is communicated in writing to the other party with at least five (5) business days notice.

                  {remainder of page intentionally left blank}



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                              ISSUER SIGNATURE PAGE

         IN WITNESS WHEREOF, the undersigned Issuer does represent and certify under penalty of perjury that the foregoing statements are true and correct and that by the following signature(s) executed this Agreement on the date marked below.



Issuer: Cryocon, Inc.

           /s/
----------------------------------
Signature

Lyndell Parks
----------------------------------
Name Typed or Printed

2250 North 1500 West
Ogden, Utah 84401

801-395-2796
----------------------------------
Telephone

801-399-4000
----------------------------------
Facsimile


----------------------------------
Tax ID # or Social Security #


Dated:


                  with a copy to:
                                    --------------------------------------------
                  (which shall not
                                    --------------------------------------------
                  constitute notice)
                                    --------------------------------------------

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


BUYER USE ONLY:

         This Common Stock Purchase Agreement is agreed to and accepted - in full - as of February 16, 2001.


                                     Buyer:

                                     NEW MILLENNIUM CAPITAL GROUP,
                                     L.L.C.




                                     By:_______/s/___________________
                                     Mark E. Gray, Managing Director



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



                                   EXHIBIT 1.1

1. Number of Shares of Issuer to be Deposited in Escrow: One Million Five Hundred Thousand.

2.       OPTION  PERIOD:
         12:00 a.m. on February 23, 2001, to 11:59 p.m. on May 31, 2001

3.       EXERCISE FORMULA:
         Purchase Price equals:

         A.  Number of Shares to be purchase pursuant to the Exercise Notice

         B.  Times

         C.  The Product of:

             (i) The closing price of the Issuer's common stock on the first business day preceding the date of the Exercise Notice; and,

             (ii) Eighty Percent (80%)







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                                  EXHIBIT 1.2.3

                                 ESCROW AGENT'S
                                WIRE INSTRUCTIONS






                           WIRE TRANSFER INSTRUCTIONS

INCOMING WIRES:

WIRE TO:





DEPOSIT TO THE ACCOUNT OF:

                                                     ACCOUNT

PHONE ADVISE PLEASE.





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



                                  EXHIBIT 1.2.4

                                    ISSUER'S
                                WIRE INSTRUCTIONS






                           WIRE TRANSFER INSTRUCTIONS

INCOMING WIRES:

WIRE TO:





DEPOSIT TO THE ACCOUNT OF:

                                                     ACCOUNT

PHONE ADVISE PLEASE.



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



                                  EXHIBIT 1.2.2

                                ESCROW AGREEMENT


         This Escrow Agreement ("Escrow Agreement") made as of ------------ , 2001, by and among Delaware Escrow Company ("Escrow Agent"), New Millennium Capital Group, L.L.C., (the "Buyer"), and the undersigned as "Issuer".

1.       INTRODUCTION.

         Contemporaneously herewith, Buyer and Issuer have entered into a Common Stock Purchase Agreement ("CSPA") wherein Issuer has granted Buyer the right to purchase the number of shares of Issuer's common stock ("Shares") set forth on
Exhibit 1.1 annexed hereto, which CSPA is incorporated herein by reference. In accordance with the CSPA, Issuer has delivered the Shares to Escrow Agent together with a stock power duly endorsed and any other required executed instruments of transfer along with corporate resolutions of the Issuer satisfactory to the Issuer's transfer agent, authorizing the signatory of the stock power to sign such stock power on behalf of the Issuer. Issuer will also deliver to the Escrow Agent the TA's written satisfaction. The Shares will be held in escrow pending Buyers' exercise of its option to purchase any or all of the Shares during the Option Period by Buyer delivering to Issuer and Escrow Agent Buyer's Exercise Notice and wiring the purchase price to the Escrow Agent for the number of Shares being purchased in accordance with the Exercise
Formula. Pursuant to the CSPA, Issuer has delivered the Shares, which are registered and freely tradeable, for administration in accordance with the Escrow Agreement and the CSPA. Capitalized terms note otherwise defined in this Escrow Agreement shall have the meaning ascribed to them in the CSPA.

2.       APPOINTMENT AND ACCEPTANCE, COMPENSATION AND DELIVERY OF
         INITIAL PAYMENT.

         2.1 Appointment and Acceptance. Issuer and Buyer hereby appoint the Escrow Agent as Escrow Agent under this Escrow Agreement and Escrow Agent accepts the appointment.

         2.2 Compensation. The Escrow Agent shall be compensated for its services and shall be reimbursed for any and all expenses of the Escrow Agent under this Agreement which shall be paid equally by Buyer and Issuer.

         2.3 Delivery of Shares. On Issuer's execution of the CSPA, Issuer shall deposit the Shares with the Escrow Agent in accordance with the CSPA, and the Shares shall be held by the Escrow Agent for the benefit of the Buyer and Issuer as provided in this Escrow Agreement and the CSPA. By its execution of this Escrow Agreement, the Escrow Agent acknowledges receipt of the Shares described in Paragraph 1 above.

3.       CONDITIONS OF ESCROW.

         3.1 Retention of Shares. Until Escrow Agent has received from Buyer a copy of the Exercise Notice and the purchase price for the number of shares being purchased pursuant to the CSPA and this Escrow Agreement, Escrow Agent shall retain possession and control of the Shares except as provided in Paragraph 5 below. All cash dividends and cash distributions made on account of the Shares will be paid to Issuer until the Shares have been delivered either to the Transfer Agent for Buyer's benefit or the Issuer if Buyer fails to purchase any or all of the Shares. Any share dividends or other stock distributions on account of the Shares prior to the expiration of the Option Period shall be retained and held by Escrow Agent as part of the Shares.

         3.2 Disbursement. The Escrow Agent will hold the Shares in accordance with and until the occurrence of the earliest of the following:

                  a. The Escrow Agent shall have received the Exercise Notice and Purchase Price of the Shares being purchased by wire transfer from Buyer, at which time, the Escrow Agent, as soon as administratively possible will release and deliver the Shares to Buyer at the address specified below and wire transfer the Purchase Price net after expenses to Issuer in accordance with the wire instructions of Issuer annexed to the CSPA; or

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

                  b. The Escrow Agent shall not have received the Exercise Notice and the Purchase Price for all of the Shares by wire transfer from Buyer on or before the expiration of the Option Period. In such event, Escrow Agent shall deliver the remaining or all of the Shares or, as the case may be, to Issuer, at the address designated by Issuer specified on the execution page of the Escrow Agreement.

         On the release and delivery of the Shares and/or the Purchase Price because of the occurrence of any of the events described in this Paragraph 3.2, the Escrow Agent shall release and deliver any other securities and funds held by Escrow Agent, if any, to the appropriate party in accordance with this Agreement.

4.       SUCCESSOR ESCROW AGENTS.

         The Escrow Agent, or any successor Escrow Agent, may at any time resign by giving notice in writing to the Issuer and Buyer and shall be discharged from its duties under this Escrow Agreement on the first to occur of (a) the appointment of a successor Escrow Agent as provided in this Paragraph 4, or (b) the expiration of five (5) business days after the notice is given. In the event of any resignation, a successor Escrow Agent shall be appointed by Issuer and consented to by Buyer. The successor Escrow Agent shall be selected from among those state or national banks possessing trust powers whose principal office is located in Sarasota, Florida. Any successor Escrow Agent shall deliver to Issuer and Buyer a written instrument accepting appointment under this Escrow Agreement, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the Shares held by the predecessor Escrow Agent.

5.       RIGHTS, PRIVILEGES, IMMUNITIES AND LIABILITIES OF THE ESCROW AGENT.

         The following shall govern the rights, privileges, immunities and liabilities of the Escrow Agent:

         5.1 Not a Party to Other Agreements. With respect to the subject matter hereof, the Escrow Agent is not a party to, and is not bound by, any agreements involving Issuer or the Buyer except this Escrow Agreement.

         5.2 Depository Function. The Escrow Agent shall act as a depository only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of the Shares or any documents executed and delivered in connection therewith, or any part thereof or for the form or execution thereof, or for the identity or authority of any person executing, endorsing or depositing the same.

         5.3 Indemnification. In the event the Escrow Agent becomes involved in litigation in connection with this Escrow Agreement, the Shares, CSPA or any matter related hereto, Issuer and the Buyer shall indemnify, defend, pay and save the Escrow Agent harmless from any and all loss, cost, damage, expense, and attorneys' fees suffered or incurred by the Escrow Agent as a result thereof. For purposes of this Escrow Agreement, attorneys' fees are defined to include, but not limited to, the fees of paralegals working under the supervision of an attorney and all fees and costs incurred in all matters of collection and enforcement, construction and interpretation, before, during and after suit, trial, proceedings and appeals, as well as, appearances in and connected with any bankruptcy proceedings or creditors' reorganization or similar proceedings.

         5.4 Acting on Notices. The Escrow Agent shall be protected in acting on any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney, or other paper or document which the Escrow Agent in good faith believes to be genuine and what it purports to be.

         5.5 Standard of Care. The Escrow Agent shall not be liable for anything which it may do or refrain from doing in connection herewith provided that it acts in good faith.

         5.6 Consultation with Counsel. The Escrow Agent may consult with legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Escrow Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel, the cost of which shall be paid by Seller.

         5.7 Disagreements. In the event of any disagreement involving the Seller and the Buyer resulting in adverse claims or demands being made in

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

connection with the Shares, or in the event the Escrow Agent, in good faith, shall be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, interplead the Shares into a court of competent jurisdiction, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act. The Escrow Agent shall be entitled to continue so to refrain from acting until (a) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (b) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested parties, and the Escrow Agent shall have been notified thereof in writing signed by all such parties. The rights of the Escrow Agent under this Paragraph are cumulative of all other rights which it may have by law or otherwise.

         5.8 Approved Investments. If Escrow Agent is delivered any investable funds, subject to the provisions hereof, the Escrow Agent is authorized to invest in any type of time account, certificate of deposit, repurchase obligation collateralized by government securities, or any other interest bearing certificate or account, selected at the sole discretion of the Escrow Agent. The Escrow Agent is authorized to redeem or terminate any such certificates or accounts, if required to deliver such funds in accordance herewith, and to forfeit any interest as a result of such redemption or termination.

         5.9 Discharge of Obligation. The Escrow Agent, having delivered all of the Shares pursuant to the terms of this Escrow Agreement, shall be discharged from any further liability or obligation hereunder.

6.       MISCELLANEOUS.

         6.1 Notices. Any and all notices permitted or required to be given under the terms of this Escrow Agreement shall be in writing and may be served by mail, postage prepaid, return receipt requested, and addressed to the person or entity to be notified at the appropriate address specified on the signature page hereof, or by delivering the same to such person or entity, or by facsimile, prepaid telegram, cablegram, or radiogram, addressed to the person or entity to be notified at said address. Any notice given in any authorized manner shall be effective only if and when actually received. Addresses may be changed by notice given in the manner provided in this Paragraph.

         6.2 Effect of Escrow Agreement. This Escrow Agreement shall be binding on, inure to the benefit of and be enforceable by and against the Escrow Agent, Buyer and Seller and their respective heirs, beneficiaries, personal representatives, successors and assigns.

         6.3 Captions. The Paragraph headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

         6.4 Choice of Law. This Escrow  Agreement is performable in whole or in part in the State of Florida and shall be interpreted and construed in accordance with and shall be governed by the laws of the State of Florida.

         6.5 Counterparts. This Escrow Agreement may be executed in multiple counterparts (including by means of telecopied signature pages), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         6.6 Effective Date of Escrow Agreement. This Escrow Agreement shall be deemed effective for all purposes as of the date first above written.

         6.7. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation or in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situations or in any other jurisdiction.



                  {remainder of page intentionally left blank}

         This Escrow Agreement is executed and delivered by Issuer, Buyer and the Escrow Agent on the dates specified below.

                                             BUYER:

                                             NEW MILLENNIUM CAPITAL GROUP,L.L.C.

Executed as of                   , 2001
               ------------------

Address:
330 S. Pineapple Avenue
Suite 203
Sarasota, Florida  34236
                                             By:         /s/
                                             ---------------------------------
                                             Mark E. Gray, Managing Director



                                             BUYER:

Executed as of                   , 2001
                -----------------

Address:



                                             ESCROW AGENT:

Executed on                      , 2001
             --------------------





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